Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports
Third Quarter 2023 Financial Results

•Revenue of $3.7 billion
•Gross profit of $674 million
•SG&A as a percentage of gross profit of 58.2%; adjusted SG&A as a percentage of gross profit, a non-GAAP measure, of 58.4%
•Operating margin of 7.2%; adjusted operating margin, a non-GAAP measure, of 7.2%
•Net income of $169 million; adjusted net income, a non-GAAP measure, of $168 million
•EPS of $8.19 per diluted share; adjusted EPS, a non-GAAP measure, of $8.12 per diluted share
•Adjusted EBITDA, a non-GAAP measure, of $280 million
•Clicklane sales of over 11,600 vehicles, an all-time record
•Announced definitive agreement to acquire Jim Koons Automotive Companies, the ninth-largest privately-owned dealership group in the U.S., with over $3 billion in annual revenue
•Renewed and upsized existing credit facility from $2.55 billion to $2.80 billion

DULUTH, GA. (October 24, 2023) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported third quarter 2023 net income of $169 million ($8.19 per diluted share), a decrease of 17% from $205 million ($9.23 per diluted share) in third quarter 2022. Third quarter 2023 adjusted net income, a non-GAAP measure, decreased 18% year-over-year to $168 million ($8.12 per diluted share) compared to adjusted net income of $205 million ($9.23 per diluted share) in third quarter 2022. During 2022, the Company completed sixteen divestitures that contributed $683 million in revenue for the year. Four of the divestitures closed in the first quarter, three in the second quarter, and nine in the fourth quarter of 2022.
“I’m proud of our team members for their hard work toward the longer-term integration of our acquisitions and the support of our strategic growth priorities,” said David Hult, Asbury’s President and Chief Executive Officer. “We are excited about our pending acquisition of Koons Automotive, which would bring over $3 billion in revenue and a talented group of team members and leaders to the Asbury team. And finally, we are proud of our team members that continue to deliver a best-in-class guest experience while maintaining our disciplined cost strategy.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.

Adjusted net income for third quarter 2023 excludes, net of tax, a $2.7 million ($0.13 per diluted share) gain on sale of real estate and $1.3 million ($0.06 per diluted share) of professional fees related to the acquisition of the Jim Koons Automotive Companies.
There were no adjustments to adjusted net income in the third quarter 2022.
Third Quarter 2023 Operational Summary
Total Company vs. 3rd Quarter 2022:
•Revenue of $3.7 billion, decrease of 5%
•Gross profit of $674 million, decrease of 12%
•Gross margin decreased 149 bps to 18.4%
•New vehicle unit volume of 36,846, increase of 1%; new vehicle revenue of $1,862 million, increase of 3%; new vehicle gross profit of $168 million, decrease of 16%
•Used vehicle retail unit volume of 32,117, decrease of 17%; used vehicle retail revenue of $1,017 million, decrease of 19%; used vehicle retail gross profit of $60 million, decrease of 29%
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,204, decrease of 11%
•Parts and service revenue of $527 million, decrease of 2%; gross profit of $291 million, decrease of 2%
•SG&A as a percentage of gross profit increased 109 bps to 58.2%
•Adjusted SG&A as a percentage of gross profit increased 136 bps to 58.4%
•Operating margin decreased 89 bps to 7.2%
•Adjusted operating margin decreased 94 bps to 7.2%
Same Store vs. 3rd Quarter 2022:
•Revenue of $3.7 billion, flat to prior year quarter
•Gross profit of $674 million, decrease of 8%
•Gross margin decreased 152 bps to 18.4%
•New vehicle unit volume of 36,846, increase of 5%; new vehicle revenue $1,862 million, increase of 8%; new vehicle gross profit of $168 million, decrease of 13%
•Used vehicle retail unit volume of 32,104, decrease of 11%; used vehicle retail revenue of $1,016 million, decrease of 13%; used vehicle retail gross profit of $60 million, decrease of 24%
•F&I PVR of $2,207, decrease of 12%
•Parts and service revenue of $526 million, increase of 3%; gross profit of $291 million, increase of 3%; customer pay gross profit of $177 million, increase of 2%
•SG&A as a percentage of gross profit increased 109 bps to 58.1%
•Adjusted SG&A as a percentage of gross profit increased 136 bps to 58.4%
Clicklane Metrics:
•11,661 vehicles sold, an all-time record
•46% were new vehicles sold; 54% were used retail vehicles sold
•Total front-end PVR of $3,018 and F&I PVR of $2,151, resulting in total front-end yield of $5,168
•Conversion rate more than double that of traditional internet leads and growing sequentially
•Overall financing approval rate of 92%, of which 86% were instant and remainder required offline assistance
•74% were lender-financed sales; 26% were cash sales
•51 lenders and financial institutions enabled in our Loan Marketplace
•Average delivery within a 40 mile radius of the dealership
•Average customer Google review of 4.9/5 stars

Liquidity and Leverage
As of September 30, 2023, the Company had cash and floorplan offset accounts of $1.0 billion (which excludes $11 million of cash at Total Care Auto, Powered by Landcar) and availability under the used vehicle floorplan line and revolver of $662 million for a total of approximately $1.7 billion in liquidity. The Company’s adjusted net leverage ratio, which is calculated as set forth in our credit facility, was 1.7x at quarter end.
Credit Facility Renewal
On October 20, 2023, the Company renewed and upsized its existing credit facility from $2.55 billion to $2.80 billion. The agreement extended the credit facility to October 2028.
Share Repurchases
The Company did not repurchase shares during the third quarter 2023. Year-to-date 2023, the Company has repurchased 1.1 million shares for $211 million. As of September 30, 2023, the Company had $250 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the first quarter results will be provided during the earnings conference call on Tuesday, October 24, 2023, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet and can be accessed by logging onto https://investors.asburyauto.com. A replay will be available on this site for 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13741871
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic and acquisitive growth as well as their innovative Clicklane digital vehicle purchasing platform, with its guest-centric approach as Asbury’s constant North Star. Asbury currently operates 138 new vehicle dealerships, consisting of 181 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 31 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury ranks 18th in the 2023 Forbes list of America’s Best Mid-Sized Companies. Asbury is recognized as one of America’s Greatest Workplaces 2023 by Newsweek as well as one of the Best Companies to Work For in the Retailers industry by U.S. News & World Report.

For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any ongoing impact from the COVID-19 pandemic on supply chain disruptions impacting our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A, " "Adjusted operating cash flow" and "Pro forma adjusted leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
REVENUE:
New vehicle	$1,861.9	$1,799.2	3%	$5,572.2	$5,519.3	1%
Used vehicle:
Retail	1,016.8	1,249.8	(19)%	3,051.8	3,739.5	(18)%
Wholesale	94.9	80.9	17%	293.8	304.6	(4)%
Total used vehicle	1,111.7	1,330.7	(16)%	3,345.6	4,044.1	(17)%
Parts and service	526.5	536.1	(2)%	1,568.2	1,558.2	1%
Finance and insurance, net	166.1	200.0	(17)%	505.0	606.4	(17)%
TOTAL REVENUE	3,666.2	3,865.9	(5)%	10,991.0	11,727.9	(6)%
COST OF SALES:
New vehicle	1,693.6	1,598.0	6%	5,040.1	4,873.7	3%
Used vehicle:
Retail	957.0	1,165.8	(18)%	2,855.5	3,459.0	(17)%
Wholesale	92.6	82.8	12%	280.1	299.6	(7)%
Total used vehicle	1,049.6	1,248.6	(16)%	3,135.6	3,758.5	(17)%
Parts and service	235.3	238.5	(1)%	702.9	693.6	1%
Finance and insurance	14.1	13.0	8%	29.6	39.5	(25)%
TOTAL COST OF SALES	2,992.7	3,098.1	(3)%	8,908.2	9,365.4	(5)%
GROSS PROFIT	673.5	767.8	(12)%	2,082.8	2,362.5	(12)%
OPERATING EXPENSES:
Selling, general, and administrative	391.7	438.2	(11)%	1,203.3	1,341.9	(10)%
Depreciation and amortization	17.0	17.1	—%	50.5	53.6	(6)%
Other operating income, net	—	(1.1)	NM	—	(3.0)	NM
INCOME FROM OPERATIONS	264.7	313.6	(16)%	829.0	970.0	(15)%
OTHER EXPENSES:
Floor plan interest expense	—	1.9	(99)%	1.5	6.0	(76)%
Other interest expense, net	38.7	38.6	—%	115.3	113.8	1%
Gain on dealership divestitures, net	—	—	—%	(13.5)	(4.4)	NM
Total other expenses, net	38.7	40.5	(4)%	103.3	115.4	(10)%
INCOME BEFORE INCOME TAXES	226.0	273.1	(17)%	725.7	854.6	(15)%
Income tax expense	56.8	68.1	(17)%	178.7	210.5	(15)%
NET INCOME	$169.2	$205.0	(17)%	$547.0	$644.1	(15)%
EARNINGS PER SHARE:
Basic—
Net income	$8.22	$9.26	(11)%	$26.02	$28.83	(10)%
Diluted—
Net income	$8.19	$9.23	(11)%	$25.91	$28.72	(10)%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20.6	22.1		21.0	22.3
Restricted stock	0.1	0.1		0.1	0.1
Diluted	20.7	22.2		21.1	22.4
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	September 30, 2023	December 31, 2022	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$41.6	$235.3	$(193.8)	(82)%
Inventory, net (a)	1,242.1	959.2	282.9	29%
Total current assets	2,054.9	1,909.8	145.1	8%
Floor plan notes payable (b)	58.9	51.0	7.9	15%
Total current liabilities	994.5	1,033.4	(39.0)	(4)%
CAPITALIZATION:
Long-term debt (including current portion) (c)	$3,222.3	$3,301.2	$(78.9)	(2)%
Shareholders' equity	3,248.5	2,903.5	345.1	12%
Total	$6,470.9	$6,204.7	$266.2	4%
_____________________________
(a) Excluding $3.4 million of inventory classified as assets held for sale as of December 31, 2022
(b) Excluding $2.8 million of floor plan notes payable classified as liabilities associated with assets held for sale as of December 31, 2022
(c) Excluding $6.8 million of debt classified as liabilities associated with assets held for sale as of December 31, 2022

	September 30, 2023 (a)	December 31, 2022 (b)	September 30, 2022 (b)
Days Supply
New vehicle inventory	36	26	19
Used vehicle inventory	29	27	31
_____________________________
(a) Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.
(b) Days supply of inventory is calculated based on new and used inventory, in dollars, at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended September 30,
	2023	2022
Luxury
Lexus	10%	9%
Mercedes-Benz	8%	8%
BMW	3%	4%
Porsche	2%	2%
Acura	2%	2%
Land Rover	2%	1%
Other luxury	5%	5%
Total luxury	31%	32%
Imports
Toyota	18%	16%
Honda	10%	9%
Hyundai	4%	5%
Nissan	3%	3%
Kia	2%	2%
Subaru	2%	2%
Volkswagen	1%	2%
Other imports	1%	1%
Total imports	41%	39%
Domestic
Chrysler, Dodge, Jeep, Ram	12%	16%
Ford	10%	9%
Chevrolet, Buick, GMC	6%	5%
Total domestic	28%	30%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended September 30,
	2023	2022
Revenue mix
New vehicle	50.8%	46.5%
Used vehicle retail	27.7%	32.3%
Used vehicle wholesale	2.6%	2.1%
Parts and service	14.4%	13.9%
Finance and insurance, net	4.5%	5.2%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	25.0%	26.2%
Used vehicle retail	8.9%	10.9%
Used vehicle wholesale	0.3%	(0.2)%
Parts and service	43.2%	38.8%
Finance and insurance, net	22.6%	24.3%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Revenue
New vehicle	$1,861.9	$1,799.2	3%	$5,572.2	$5,519.3	1%
Used vehicle:
Retail	1,016.8	1,249.8	(19)%	3,051.8	3,739.5	(18)%
Wholesale	94.9	80.9	17%	293.8	304.6	(4)%
Total used vehicle	1,111.7	1,330.7	(16)%	3,345.6	4,044.1	(17)%
Parts and service	526.5	536.1	(2)%	1,568.2	1,558.2	1%
Finance and insurance, net	166.1	200.0	(17)%	505.0	606.4	(17)%
Total revenue	$3,666.2	$3,865.9	(5)%	$10,991.0	$11,727.9	(6)%
Gross profit
New vehicle	$168.3	$201.2	(16)%	$532.1	$645.6	(18)%
Used vehicle:
Retail	59.8	84.0	(29)%	196.2	280.5	(30)%
Wholesale	2.3	(1.9)	(224)%	13.7	5.0	173%
Total used vehicle	62.1	82.1	(24)%	210.0	285.5	(26)%
Parts and service	291.1	297.6	(2)%	865.3	864.5	—%
Finance and insurance, net	152.0	186.9	(19)%	475.4	566.8	(16)%
Total gross profit	$673.5	$767.8	(12)%	$2,082.8	$2,362.5	(12)%
Unit sales
New vehicle:
Luxury	8,150	8,251	(1)%	25,504	25,407	—%
Import	19,659	18,584	6%	57,015	58,826	(3)%
Domestic	9,037	9,662	(6)%	27,093	30,135	(10)%
Total new vehicle	36,846	36,497	1%	109,612	114,368	(4)%
Used vehicle retail	32,117	38,874	(17)%	96,729	117,028	(17)%
Used to new ratio	87.2%	106.5%		88.2%	102.3%
Average selling price
New vehicle	$50,531	$49,296	3%	$50,836	$48,259	5%
Used vehicle retail	$31,660	$32,150	(2)%	$31,550	$31,954	(1)%
Average gross profit per unit
New vehicle:
Luxury	$7,553	$8,651	(13)%	$7,975	$8,606	(7)%
Import	3,458	4,192	(18)%	3,584	4,440	(19)%
Domestic	4,286	5,371	(20)%	4,592	5,501	(17)%
Total new vehicle	4,567	5,512	(17)%	4,855	5,645	(14)%
Used vehicle retail	1,861	2,160	(14)%	2,029	2,397	(15)%
Finance and insurance	2,204	2,480	(11)%	2,304	2,450	(6)%
Front end yield (1)	5,511	6,264	(12)%	5,834	6,452	(10)%
Gross margin
Total new vehicle	9.0%	11.2%	(214) bps	9.5%	11.7%	(215) bps
Used vehicle retail	5.9%	6.7%	(84) bps	6.4%	7.5%	(107) bps
Parts and service	55.3%	55.5%	(21) bps	55.2%	55.5%	(31) bps
Total gross profit margin	18.4%	19.9%	(149) bps	19.0%	20.1%	(119) bps
Operating expenses
Selling, general, and administrative	$391.7	$438.2	(11)%	$1,203.3	$1,341.9	(10)%
Adjusted selling, general, and administrative	$393.5	$438.2	(10)%	$1,202.7	$1,341.9	(10)%
SG&A as a % of gross profit	58.2%	57.1%	109 bps	57.8%	56.8%	97 bps
Adjusted SG&A as a % of gross profit	58.4%	57.1%	136 bps	57.7%	56.8%	94 bps
Income from operations as a % of revenue	7.2%	8.1%	(89) bps	7.5%	8.3%	(73) bps
Income from operations as a % of gross profit	39.3%	40.8%	(154) bps	39.8%	41.1%	(126) bps
Adjusted income from operations as a % of revenue	7.2%	8.1%	(94) bps	7.5%	8.3%	(71) bps
Adjusted income from operations as a % of gross profit	39.0%	40.8%	(180) bps	39.8%	41.0%	(119) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended September 30,		% Change	For the Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Revenue
New vehicle	$1,861.9	$1,730.9	8%	$5,561.4	$5,232.8	6%
Used vehicle:
Retail	1,016.4	1,171.8	(13)%	3,033.6	3,465.7	(12)%
Wholesale	94.7	78.2	21%	292.0	288.2	1%
Total used vehicle	1,111.0	1,250.1	(11)%	3,325.6	3,753.8	(11)%
Parts and service	526.3	509.5	3%	1,564.1	1,462.5	7%
Finance and insurance, net	166.3	192.1	(13)%	504.5	576.2	(12)%
Total revenue	$3,665.5	$3,682.5	—%	$10,955.7	$11,025.4	(1)%
Gross profit
New vehicle	$168.3	$194.2	(13)%	$530.8	$614.3	(14)%
Used vehicle:
Retail	59.8	79.1	(24)%	195.1	259.8	(25)%
Wholesale	2.3	(1.5)	(255)%	13.8	5.3	162%
Total used vehicle	62.1	77.6	(20)%	209.0	265.1	(21)%
Parts and service	291.1	282.0	3%	863.2	809.8	7%
Finance and insurance, net	152.2	179.0	(15)%	474.9	536.7	(12)%
Total gross profit	$673.6	$732.8	(8)%	$2,077.9	$2,225.9	(7)%
Unit sales
New vehicle:
Luxury	8,150	7,865	4%	25,306	24,011	5%
Import	19,659	17,839	10%	57,015	54,836	4%
Domestic	9,037	9,338	(3)%	27,093	29,102	(7)%
Total new vehicle	36,846	35,042	5%	109,414	107,949	1%
Used vehicle retail	32,104	35,968	(11)%	95,959	106,978	(10)%
Used to new ratio	87.1%	102.6%		87.7%	99.1%
Average selling price
New vehicle	$50,531	$49,395	2%	$50,829	$48,475	5%
Used vehicle retail	$31,659	$32,580	(3)%	$31,614	$32,396	(2)%
Average gross profit per unit
New vehicle:
Luxury	$7,552	$8,763	(14)%	$7,982	$8,726	(9)%
Import	3,458	4,203	(18)%	3,584	4,451	(19)%
Domestic	4,286	5,384	(20)%	4,592	5,523	(17)%
Total new vehicle	4,567	5,541	(18)%	4,851	5,691	(15)%
Used vehicle retail	1,862	2,200	(15)%	2,034	2,428	(16)%
Finance and insurance	2,207	2,521	(12)%	2,313	2,497	(7)%
Front end yield (1)	5,514	6,370	(13)%	5,847	6,564	(11)%
Gross margin
Total new vehicle	9.0%	11.2%	(218) bps	9.5%	11.7%	(220) bps
Used vehicle retail	5.9%	6.8%	(87) bps	6.4%	7.5%	(106) bps
Parts and service	55.3%	55.3%	(4) bps	55.2%	55.4%	(18) bps
Total gross profit margin	18.4%	19.9%	(152) bps	19.0%	20.2%	(122) bps
Operating expenses
Selling, general, and administrative	$391.4	$417.8	(6)%	$1,197.6	$1,264.2	(5)%
Adjusted selling, general, and administrative	$393.2	$417.8	(6)%	$1,197.0	$1,264.2	(5)%
SG&A as a % of gross profit	58.1%	57.0%	109 bps	57.6%	56.8%	84 bps
Adjusted SG&A as a % of gross profit	58.4%	57.0%	136 bps	57.6%	56.8%	81 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$1,861.9	$—	$1,861.9	$1,799.2	$—	$1,799.2
Used	1,111.7	—	1,111.7	1,330.7	—	1,330.7
Parts and service	535.4	(9.0)	526.5	544.8	(8.7)	536.1
Finance and insurance, net	129.9	36.2	166.1	163.9	36.1	200.0
Total revenue	$3,638.9	$27.3	$3,666.2	$3,838.5	$27.4	$3,865.9
Cost of sales
New	$1,693.6	$—	$1,693.6	$1,598.0	$—	$1,598.0
Used	1,049.6	—	1,049.6	1,248.6	—	1,248.6
Parts and service	240.2	(4.9)	235.3	243.0	(4.5)	238.5
Finance and insurance	—	14.1	14.1	—	13.0	13.0
Total cost of sales	$2,983.4	$9.2	$2,992.7	$3,089.6	$8.5	$3,098.1
Gross profit
New	$168.3	$—	$168.3	$201.2	$—	$201.2
Used	62.1	—	62.1	82.1	—	82.1
Parts and service	295.2	(4.1)	291.1	301.8	(4.2)	297.6
Finance and insurance, net	129.9	22.1	152.0	163.9	23.0	186.9
Total gross profit	$655.5	$18.0	$673.5	$749.0	$18.9	$767.8
Selling, general and administrative	$396.4	$(4.7)	$391.7	$444.0	$(5.8)	$438.2
Income from operations	$244.9	$19.8	$264.7	$291.4	$22.3	$313.6

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$5,572.2	$—	$5,572.2	$5,519.3	$—	$5,519.3
Used	3,345.6	—	3,345.6	4,044.1	—	4,044.1
Parts and service	1,594.6	(26.4)	1,568.2	1,582.8	(24.7)	1,558.2
Finance and insurance, net	401.7	103.3	505.0	516.5	89.9	606.4
Total revenue	$10,914.0	$76.9	$10,991.0	$11,662.7	$65.2	$11,727.9
Cost of sales
New	$5,040.1	$—	$5,040.1	$4,873.7	$—	$4,873.7
Used	3,135.6	—	3,135.6	3,758.5	—	3,758.5
Parts and service	717.3	(14.4)	702.9	706.5	(12.8)	693.6
Finance and insurance	—	29.6	29.6	—	39.5	39.5
Total cost of sales	$8,893.0	$15.2	$8,908.2	$9,338.6	$26.8	$9,365.4
Gross profit
New	$532.1	$—	$532.1	$645.6	$—	$645.6
Used	210.0	—	210.0	285.5	—	285.5
Parts and service	877.3	(12.0)	865.3	876.4	(11.8)	864.5
Finance and insurance, net	401.7	73.8	475.4	516.5	50.3	566.8
Total gross profit	$2,021.0	$61.8	$2,082.8	$2,324.1	$38.4	$2,362.5
Selling, general, and administrative	$1,219.9	$(16.6)	$1,203.3	$1,361.1	$(19.2)	$1,341.9
Income from operations	$758.3	$70.7	$829.0	$918.1	$51.9	$970.0

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	June 30, 2023
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion and held for sale)			$3,222.3	$3,247.3
Cash and floor plan offset			(1,030.3)	(895.8)
TCA cash			10.6	13.9
Availability under our used vehicle floor plan facility			(226.2)	(271.0)
Adjusted long-term net debt			$1,976.4	$2,094.4

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$169.2	$205.0	$900.2	$935.9

Depreciation and amortization	17.0	17.1	65.9	66.0
Income tax expense	56.8	68.1	290.0	301.4
Swap and other interest expense	38.7	38.6	156.4	156.3
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$281.8	$328.8	$1,412.5	$1,459.5

Non-core items - expense (income):
Gain on dealership divestitures, net	$—	$—	$(216.2)	$(216.2)
Gain on sale of real estate	(3.6)	—	(3.6)	—
Legal settlement	—	—	(1.9)	(1.9)
Deal diligence cost	—	—	2.7	2.7
Hail damage	—	—	4.3	4.3
Professional fees associated with acquisition	1.8	—	1.8	—
Total non-core items	(1.8)	—	(212.9)	(211.1)

Adjusted EBITDA	$280.0	$328.8	$1,199.6	$1,248.4

Pro forma impact of acquisition and divestitures on EBITDA			$(5.7)	$(22.1)
Pro forma adjusted EBITDA			$1,193.9	$1,226.3

Pro forma adjusted net leverage ratio			1.7	1.7

	Three Months Ended September 30, 2023
	GAAP	Gain on sale of real estate	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$391.7	$3.6	$(1.8)	$—	$393.5
Income from operations	$264.7	$(3.6)	$1.8	$—	$262.9
Net income	$169.2	$(3.6)	$1.8	$0.5	$167.9

Weighted average common share outstanding - diluted	20.7				20.7

Diluted EPS	$8.19	$(0.17)	$0.09	$0.02	$8.12

SG&A as a % of gross profit	58.2%	—%	—%	—%	58.4%
Income from operations as a % of revenue	7.2%	—%	—%	—%	7.2%

There were no adjustments to net income in the third quarter of 2022.

	Nine Months Ended September 30, 2023
	GAAP	Gain on dealership divestiture, net	Legal settlement	Hail damage	Gain on sale of real estate	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$1,203.3	$—	$1.9	$(4.3)	$3.6	$(1.8)	$—	$1,202.7
Income from operations	$829.0	$—	$(1.9)	$4.3	$(3.6)	$1.8	$—	$829.6
Net income	$547.0	$(13.5)	$(1.9)	$4.3	$(3.6)	$1.8	$3.2	$537.3

Weighted average common share outstanding - diluted	21.1							21.1

Diluted EPS	$25.91	$(0.64)	$(0.09)	$0.20	$(0.17)	$0.08	$0.15	$25.45

SG&A as a % of gross profit	57.8%	—%	—%	—%	—%	—%	—%	57.7%
Income from operations as a % of revenue	7.5%	—%	—%	—%	—%	—%	—%	7.5%

	Nine Months Ended September 30, 2022
	GAAP	Gain on dealership divestitures, net	Gain on sale of real estate	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$1,341.9	$—	$—	$—	$1,341.9
Income from operations	$970.0	$—	$(0.9)	$—	$969.0
Net income	$644.1	$(4.4)	$(0.9)	$1.3	$640.1

Weighted average common share outstanding - diluted	22.4				22.4

Diluted EPS	$28.72	$(0.20)	$(0.04)	$0.06	$28.54

SG&A as a % of gross profit	56.8%	—%	—%	—%	56.8%
Income from operations as a % of revenue	8.3%	—%	—%	—%	8.3%

	For the Nine Months Ended September 30,
	2023	2022
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$239.8	$664.4
Change in Floor Plan Notes Payable—Non-Trade, net	(2.8)	(293.8)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	233.7	396.9
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisition and divestitures	42.9	14.1
Adjusted cash flow provided by operating activities	$513.6	$781.6